Exhibit  10.1

                                 PROMISSORY NOTE


$100,000.00                                             Date:  MAY 19, 2003

For value received, the undersigned SHARP HOLDING CORPORATION ("the Borrower"), at 13135 Champions Drive, Suite 100, Houston, Texas 77369, promises to pay to the order of ALAN PAVSNER, (the "Lender"), at 18870 Still Lake Drive, Jupiter, Florida 33458, (or at such other place as the Lender may designate in writing) the sum of $100,000.00 with interest from May 19, 2003, on the unpaid principal at the rate of 10.00% per annum.

The unpaid principal and accrued interest shall be payable in thirty-five (35) monthly installments of $3,238.37, beginning on July 1, 2003, and one (1) monthly installment of $2,751.53 on June 1, 2006.

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal. The borrower promises to pay a late charge of $100.00 for each installment that remains unpaid more than 30-days after its due date. This late charge shall be paid as liquidated damages in lieu of actual damages and not as a penalty.

If any installment is not paid when due, the remaining unpaid balance and accrued interest shall become due immediately at the option of the Lender.

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the due date with no prepayment penalty.

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

If any one or more of the provisions of this Note is determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

This  Note shall be construed in accordance with the laws of the State of Texas.

Signed this 19th day of May 2003, at Houston, Harris County, Texas.


Borrower:
Sharp  Holding  Corporation


By:/s/  George  T.  Sharp
   ----------------------
   George T. Sharp, CEO & President


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                            SHARP HOLDING CORPORATION
                        13135 CHAMPIONS DRIVE, SUITE 100
                               HOUSTON, TX  77069
                                 (713) 960-9100


May  19,  2003


Mr.  Alan  Pavsner
18870  Still  Lake  Drive
Jupiter,  FL  33458

Dear  Al:

Per our conversation this letter is to evidence our agreement that Sharp Holding Corporation will issue you three hundred thousand (300,000) shares of restricted common stock and will sign a note payable to you in the amount of $100,000.00 bearing interest at 10% and payable over 36 months beginning July 1, 2003, in payment of all amounts owed to you, or Marine Way, by Sharp Holding Corporation and its affiliates.

If you agree, please indicate by signing below, completing the requested information and returning to our office.


Very  truly  yours

/s/  George  Sharp
------------------

George  Sharp
President  &  CEO



Agreed:

/s/  Alan  Pavsner
------------------
Alan  Pavsner

     Issue Stock As Follows:        Name                  Alan  Pavsner
                                                          -------------

                                    Address               18870 Still Lake Drive
                                                          ----------------------

                                    City, State, Zip      Jupiter, FL 33458
                                                          -----------------

                                    Tax ID #              ###-##-####
                                                          -----------


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